EXHIBIT 10.26

ASSIGNMENT OF CONVERTIBLE PROMISSORY NOTE
AND SETTLEMENT AGREEMENT

This Assignment of Convertible Promissory Note and Settlement Agreement is dated as of January 2, 2013 (the “Effective Date”) between Raymond Russell, as assignor (“Russell”) and Berardino Paolucci (the “Assignee”).

RECITAL:

WHEREAS Ecoland International Inc., now known as Novus Robotics Inc., a  Wachter and GrupoEuro Consultores Co. Ltd. entered into that certain stock purchase aNevada corporation (the "Company"), D Mecatronics Inc., a private corporation ("D Mecatronics"), and the shareholders of D Mecatronics (the "D Mecatronics Shareholders") entered into that certain share exchange agreement dated January 27, 2012 (the “Share Exchange Agreement”), pursuant to which D Mecatronics becamse the wholly-owned subsidiary of the Company and majority control of the Company changed;

WHEREAS the Company previously had entered into that certain convertible promissory note in the principal amount of $60,000.00 dated December 15, 2006 with Russell (the “Convertible Note”), which Convertible Note accrues interest at the rate of 8% per annum and was to be paid in full on or before December 15, 2007;

WHEREAS the Company previously had entered into that certain settlement agreement with Russell dated December 15, 2009 (the "Settlement Agreement"), pursuant to which Russell agreed to settle $36,000 of the total aggregate $72,000 due and owing under the Convertible Note by way of conversion into shares of the Company's common stock at the rate of $0.005 per share;

WHEREAS the Settlement Agreement further provided that the balance of $36,000 due under the Convertible Note would remain in place and continue to be valid and binding upon the Company;

WHEREAS in accordance with the Share Exchange Agreement, Russell desires to assign all of his right, title and interest in and to the Convertible Note and to the Settlement Agreement to the Assignee effective as of January 2, 2013, and to memoralize such assignment in writing;

FOR VALUABLE CONSIDERATION the receipt of which is acknowledged hereby, the parties covenant as follows:

1

1.  Russell hereby assigns and transfers to the Assignee all of his right, title and interest in and to the Convertible Note and to the Settlement Agreement.

2.  The Assignee hereby accepts all of the right, title and interest in and to the Convertible Note and the Settlement Agreement as reflected above and acknowledges that in accordance with the terms and provisions of the Convertible Note and the Settlement Agreement, the Assignee has conversion rights to convert the Convertible Note in whole or in part into as many fully paid and nonassessable shares of common stock of the company at the a conversion price of $0.005 per share.

3.  The Assignee is aware that any shares of common stock to be issued in accordance with the conversion of the Convertible Note and/or the Settlement Agreement will not be registered under the Securities Act of 1933, as amended, nor the securities act of any state and may not be sold, transferred for value, pledged, hypothecated, or otherwise encumbered in the absence of an effective registration of them under the Securities Act of 1933, as amended, and/or the securities laws of any applicable state or in the absence of an opinion of counsel acceptable to the Company and/or its stock transfer agent that such registration is not required under such act or acts.

4.  This Assignment may be signed by Russell and the Assignee in counterparts, each of which when so signed being deemed an original, and that such counterparts together shall constitute one and the same instrument and, notwithstanding the date of execution, shall be deemed to be dated the Effective Date as set forth hereinabove and, furthermore, this Assignment may be delivered by Russell or Assignee by telecopier or other means of electronic communication producing a printed copy (collectively, the “Electronic Communication”) and, in connection therewith, shall be deemed to have been effectively executed and delivered as of the Effective Date via any such Electronic Communication.

ASSIGNOR:

Date: January __, 2013
Raymond Russel

ASSIGNEE

Date: January __, 2013
Berardino Paolucci